EXHIBIT 24

POWER OF ATTORNEY

          We, the undersigned directors of East Fork Biodiesel, LLC, hereby severally constitute Chris L. Daniel and Jack W. Limbaugh, Jr., and each of them, our true and lawful attorneys with full power to them, and each of them, to sign for us and in our names, in the capacities indicated below, the Annual Report on Form 10-KSB of East Fork Biodiesel, LLC for the fiscal year ended September 30, 2008 to be filed herewith and any amendments to said Annual Report, and generally do all such things in our name and behalf in our capacities as directors to enable East Fork Biodiesel, LLC to comply with the provisions of the Securities Exchange Act of 1934 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Annual Report on Form 10-KSB and any and all amendments thereto.

Signature	Date

/s/Kenneth M. Clark	December 22, 2008

Kenneth M. Clark
Director

/s/Lennon Brandt	December 22, 2008

Lennon Brandt
Director

/s/Allen A. Kramer	December 22, 2008

Allen A. Kramer
Director

/s/Dan Muller	December 22, 2008

Dan Muller
Director

/s/Michael L. Duffy	December 22, 2008

Michael L. Duffy
Director

/s/Michael Kohlhaas	December 19, 2008

Michael Kohlhaas
Director

/s/Jim Meyer	December 19, 2008

Jim Meyer
Director

/s/Dean Ulrich	December 17, 2008

Dean Ulrich
Director